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                                  EXHIBIT 99.1

                     PRESS RELEASE, DATED NOVEMBER 14, 1996





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                                     FUISZ
                               TECHNOLOGIES LTD.


AT THE COMPANY                AT THE FINANCIAL RELATIONS BOARD
Richard C. Fuisz, M.D.        Doug DeLieto, Judith Sylk-Siegel or Brian Gill
Chairman and CEO              (general)       (media)         (analysts)
703-803-3260                                  212-661-8030


FOR IMMEDIATE RELEASE
November 14, 1996



              FUISZ TECHNOLOGIES ANNOUNCES STOCK REPURCHASE PLAN


CHANTILLY, VIRGINIA, NOVEMBER 14, 1996 -- Fuisz Technologies, Ltd. (NASDAQ National Market: FUSE) announced today that its Board of Directors has authorized the repurchase of up to 1,000,000 shares of the Company's common stock from time to time in public or private transactions. According to Dr. Richard Fuisz, Chairman and CEO of Fuisz Technologies, "The Board's implementation of a repurchase program reflects continued confidence in our growth prospects. We believe the stock is extremely undervalued and represents a very attractive investment opportunity."

Fuisz Technologies Ltd. is engaged in the development and commercialization of a wide range of drug delivery, nutraceutical, food and confectionery applications.

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    FOR MORE INFORMATION ON FUISZ TECHNOLOGIES LTD, AT NO CHARGE VIA FAX,
 PLEASE CALL 1-800-PRO-INFO, AND ENTER CODE #203 OR STOCK TICKER SYMBOL FUSE.










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          TELEPHONE:  (703) 803-3260  *   FACSIMILE:  (703) 803-6460